SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2003

KNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32647	58-2424258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (706) 645-8553

Item 5. Other Events.

The stockholders of Knology, Inc. approved a one-for-ten reverse stock split of our common stock and non-voting common stock, which was effective as of November 28, 2003. As a result of the reverse split, each share of our common stock was reclassified into one-tenth (1/10) of a share of our common stock, and each share of our non-voting common stock was reclassified into one-tenth (1/10) of a share of our non-voting common stock. Additionally, as a result of the reverse stock split, each share of our Series A preferred stock is now convertible into 0.10371 shares of our common stock, each share of our Series B preferred stock is now convertible into 0.14865 shares of our common stock, each share of our Series C and D preferred stock is now convertible into one-tenth (1/10) of a share of our common stock, and each share of our Series E preferred stock is now convertible into one-tenth (1/10) of a share of our non-voting common stock.

This Current Report on Form 8-K is being filed to reflect the effect of the reverse stock split in (i) the financial information contained in our Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, audited consolidated financial statements, and financial statement schedule as of and for the three years ended December 31, 2002, as originally reported in our Annual Report, as amended, on Form 10-K/A for the fiscal year ended December 31, 2002 filed on November 24, 2003; and (ii) the financial information contained in our Management’s Discussion and Analysis of Financial Condition and Results of Operations, as originally reported in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith and incorporated by reference herein:

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Selected Historical Consolidated Financial and Operating Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Quantitative and Qualitative Disclosure About Market Risk

99.4	Consolidated Financial Statements of Knology, Inc. and Subsidiaries as of and for the Three Years Ended December 31, 2002

99.5	Financial Statement Schedule of Knology, Inc. and Subsidiaries as of and for the Three Years Ended December 31, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2003	KNOLOGY, INC. By: /s/ Chad S. Wachter Chad S. Wachter Vice President, General Counsel and Secretary